Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No.  333-128582 and 333-136151) and Forms S-8 (No. 333-103977, 333-125445 and 333-134924), of  Montpelier Re Holdings Ltd., of our report dated February 28, 2008 relating to the consolidated  financial statements and financial statement schedules and the effectiveness of internal control over  financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers
Hamilton, Bermuda

February 28, 2008